Amendment to the Purchase Agreement
       by and between Eternal Technologies Group Limited (and Shang Jai Ji

         This amendment made on this 4th day of May 2003, but effective as of July 15, 2000 by and between Eternal Technologies Group Ltd. (hereinafter "Eternal") and Shang Jai Ji (hereinafter "Shang").

         WHEREAS, on July 15, 2000, Eternal and Shang exectued an agreement whereby Eternal purchased 100% of the issued and outstanding shares of Willsley Company Limited, and ;

         WHEREAS, the purchase price for such interest was US$47,108,346;

         WHEREAS, the parties wish to modify this agreement to restate the purchase price.

         NOW THEREFORE, in consideration of the sum of $1.00 and other good and valuable consideration, the adequacy of which is hereinafter stated, the parties agree as follows:

1. Article 1 of the Areement, dated July 15, 2000, is hereby amended by substituting the sum of US$6,000,000 for the sum of US$47,108,346.

2. All other terms and conditions as spelled out in the Agreement dated July 15, 2000 shall remain in full force and effect unless amended by in working and signed by both parties hereto.

3. This amendment shall be governed and construed in accordance with the laws of Hong Kong.

In witness here the parties have executed this agreement on this 4th day of May 2003.

                                           Eternal Technologies Group Limited


                                          /s/ Shang Jai Ji
                                          -----------------------------------
By:___________________________                Shang Jai Ji
Its:Chairman
                                          Date: May 4, 2003
Date: May 4, 2003